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                                                                     Exhibit (j)




            Consent of Independent Registered Public Accounting Firm


         We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of Aston Funds (formerly ABN AMRO Funds) relating to the Aston/Smart Allocation ETF Fund-Class N Shares filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 92 to the Registration Statement under the Securities Act of 1933 (Registration
No. 33-68666).



                                                      /s/ ERNST & YOUNG LLP



Chicago, Illinois
January 3, 2008